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                                                                   EXHIBIT 10.3



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                        c/o Allright Parking Corporation
                                1313 Main Street
                                Houston, TX 77002

                             Allright Holdings, Inc.
                 c/o Apollo Real Estate Investment Fund II, L.P.
                           1301 Avenue of the Americas
                               New York, NY 10019


                                             September 21, 1998



Central Parking Corporation
2401 21st Avenue South
Nashville, TN 37212

Central Merger Sub, Inc.
c/o Central Parking Corporation
2401 21st Avenue South
Nashville, TN 37212

Gentlemen:

                  Reference is made to the Agreement and Plan of Merger, dated as of September 21, 1998 (the "Agreement"), by and among Central Parking Corporation ("Central"), a Tennessee corporation, Central Merger Sub, Inc. ("Central Sub"), a Delaware corporation and a wholly-owned subsidiary of Central, Apollo Real Estate Investment Fund II, L.P., a Delaware limited partnership, AEW Partners, L.P., a Delaware limited partnership and Allright Holdings, Inc. ("Holdings"), a Delaware corporation, as to which the undersigned is a stockholder (the "Stockholder").

                  The undersigned represents and warrants that as of the date hereof the undersigned is the record and beneficial holder of ______ shares of Holdings' common stock (the "Holdings Common Stock"), representing approximately ____% of the shares of the Holdings Common Stock outstanding (on a fully-diluted basis), and does not have beneficial ownership in any other shares of



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Holdings Common Stock. The undersigned represents and warrants that as of the date hereof the undersigned has sole power to direct the voting and disposition of such shares of Holdings Common Stock set forth above.

                  In order to induce Central and Central Sub to enter into the Agreement, the undersigned has executed and delivered this letter agreement to Central and Central Sub. Pursuant to this letter agreement, the undersigned agrees that, at any meeting of the stockholders of Holdings called with respect to the merger of Holdings with and into Central Sub, with Central Sub being the surviving corporation, pursuant to the Agreement (the "Merger"), the issuance of shares of Central's common stock pursuant thereto (the "Issuance"), and the Agreement, and at any adjournment thereof, and with respect to any consent solicited with respect to the Merger, the Issuance and the Agreement, the undersigned shall vote the Holdings Common Stock that the undersigned is then entitled to vote in favor of approval of the Merger, the Issuance, the Agreement and any matter which could reasonably be expected to facilitate the Merger and such other transactions, except in the event that any of such agreements are amended in a manner adverse to the rights of the undersigned. The undersigned may vote on all other matters in its sole discretion. The undersigned, as the holder of voting stock of Holdings shall be present, in person or by proxy, at all meetings of stockholders of Holdings called with respect to the Merger, the Issuance and the Agreement, and at any adjournment thereof, so that all of the Holdings Common Stock shall be counted for the purpose of determining the presence of a quorum at such meetings. This letter agreement is intended to bind the undersigned only with respect to the voting of the Holdings Common Stock as a stockholder of Holdings, and shall not prohibit the undersigned from acting in accordance with the undersigned's fiduciary duties as an officer or director of Holdings.

                  The undersigned hereby agrees not to vote the Holdings Common Stock that the undersigned is entitled to vote in connection with any matter submitted to a vote of the Holdings stockholders in a manner which would prevent or delay the consummation of the transactions contemplated by the Agreement.

                  The undersigned hereby represents and warrants that (a) this letter agreement has been duly executed and delivered by the undersigned and is a valid and binding agreement of the undersigned, enforceable against the undersigned in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors' rights generally and by general equity principles, and (b) the execution and delivery by the




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undersigned of this letter agreement does not, and the consummation of the transactions contemplated hereby, and the performance of the obligations which the undersigned is obligated to perform hereunder will not violate or conflict with any restriction of any kind or character to which the undersigned is subject which would prevent or significantly restrict or delay the consummation of the transactions contemplated hereby, and the undersigned hereby covenants that if such representations and warranties cease to be true, accurate and correct in all material respects at or prior to the Closing, the undersigned will immediately notify Central and Central Sub in writing of the facts and circumstances which led to such representation no longer being true, accurate and correct in all material respects.

                  Any notices required to be sent to Central or Central Sub under this letter agreement shall be sent to:

Central Parking Corporation
2401 21st Avenue South
Nashville, Tennessee 37212
Attn: Monroe J. Carell, Jr.

with copy to:
Harwell Howard Hyne Gabbert & Manner, P.C.
1800 First American Center
315 Deaderick Street
Nashville, Tennessee 37238
Attn: Mark Manner

                  This letter shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of laws thereof and shall be binding upon all beneficiaries, heirs at law, distributees, successors, assigns and legal representatives of the undersigned. This letter agreement may be executed in counterparts, each of which shall be deemed an original, but which together constitute one and the same instrument.




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                                        Very truly yours,




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                                        --------------------



                                        ALLRIGHT HOLDINGS, INC.


                                        By:
                                            -----------------------------------
                                        Name: William S. Benjamin
                                        Title: President


Accepted and agreed as of
the date first written above:


CENTRAL PARKING CORPORATION


By:
   -----------------------------------
Name: Monroe J. Carell, Jr.
Title: Chief Executive Officer and Chairman
       of the Board


 CENTRAL MERGER SUB, INC.


By:
    ----------------------------------
Name: Monroe J. Carell, Jr.
Title: Chief Executive Officer




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